SUBSTITUTION AGREEMENT

                        Legg Mason Tax-Free Income Fund

         AGREEMENT, made this 1st day of January, 1998, by and among Legg Mason Fund Adviser, Inc. ("LMFA"), a Maryland corporation; Legg Mason Capital Management, Inc. ("LMCM"), a Maryland corporation; and Legg Mason Tax-Free Income Fund (the "Trust"), a Massachusetts business trust.

         WHEREAS, the Trust is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and the Trust issues shares in three different classes, each of which is known as a "Series"; and

         WHEREAS, LMFA serves as Investment Adviser and Manager to the Trust and each Series pursuant to an Investment Advisory and Management Agreement between the Trust and LMFA dated March 25, 1991; and

         WHEREAS, the persons rendering portfolio management services for the Trust and each Series are employees of LMFA for purposes of the Investment Advisory and Management Agreement, and for all other purposes are employees of LMCM; and

         WHEREAS, LMFA wishes to substitute LMCM in place of LMFA, as a party to the Investment Advisory and Management Agreement; and

         WHEREAS, LMFA and LMCM wish to enter into an agreement on behalf of the Trust whereby LMFA will continue to provide administrative services to the Trust, whereby the services provided to the Trust, and the total fees paid by the Trust for investment advisory, management and administrative services, remain unchanged; and

         WHEREAS, LMFA has represented to the Trust that LMCM is under the same management and control as LMFA, and that in the event of substitution as requested by LMFA the persons rendering portfolio management services for the Trust and each Series will remain the same; and

         WHEREAS, under these circumstances, the Trust agrees to the substitution of LMCM as a party to the Investment Advisory and Management Agreement in place of LMFA.

         NOW, THEREFORE, it is agreed as follows:

         1. Substitution of Party. Effective as of the date first written above, LMCM hereby assumes all of the interest, rights and responsibilities of LMFA under the Investment Advisory and Management Agreement.

         2. Performance of Duties. LMCM hereby assumes and agrees to perform all of LMFA's duties and obligations under the Investment Advisory and Management Agreement and be subject to all of the terms and conditions of said Agreement as if they applied to LMCM. Nothing in this Substitution Agreement shall make LMCM responsible for any claim or demand arising under the Investment Advisory and Management Agreement from services rendered prior to the effective date of this Substitution Agreement unless otherwise agreed by LMCM; and nothing in this Substitution Agreement shall make LMFA responsible for any claim or demand arising under the Investment Advisory and Management Agreement from services rendered after the effective date of this Substitution Agreement unless otherwise agreed by LMFA.

         3. Representations of LMCM and LMFA. LMCM represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"). LMFA and LMCM each represent and warrant that they are under the same control and management, and that substitution of LMCM as a party to the Investment Advisory and Management


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Agreement in place of LMFA shall not result in an "assignment" of the Investment
Advisory and Management Agreement as that term is defined in the 1940 Act or the Advisers Act.

         4. Consents. The Trust hereby consents to this assumption by LMCM of the interest, rights and responsibilities of LMFA under the Investment Advisory and Management Agreement and agrees, subject to the terms and conditions of said Agreement, to look solely to LMCM for the performance of the duties and obligations under said Agreement after the effective date described above.

         IN WITNESS WHEREOF, the parties hereto have caused this Substitution Agreement to be executed by their duly authorized officers as of the date and year first written above.

Attest:                         Legg Mason Tax-Free Income Fund

By:/s/ Kathi D. Bair            By:    /s/ Marie K. Karpinski
                                       _____________________________________
                                       Marie K. Karpinski
                                       _____________________________________

                                       Title    Vice President and Treasurer


Attest:                         Legg Mason Fund Adviser, Inc.

By:/s/ Kathi D. Bair            By:    /s/ William H. Miller, III
                                       _____________________________________

                                       William H. Miller, III
                                       _____________________________________

                                       Title    President


Attest:                         Legg Mason Capital Management, Inc.

By:/s/ Kathi D. Bair            By:    /s/ Philip E. Sachs
                                       _____________________________________

                                       Philip E. Sachs
                                       _____________________________________
                                       Title    Chairman and CEO